Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (file nos. 333-266822 and 333-258966) of Moving iMage Technologies, Inc. (the “Company”) of our report dated September 25, 2025, relating to the consolidated financial statements as of June 30, 2025, which appear in the Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

September 25, 2025